Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Class F1 Units, Class F2 Units, Class A Units and Class I Units

of

MACQUARIE FOCUSED ACCESS FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated May 1, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY UMB Fund services, Inc. BY
THE END OF THE DAY ON MONDAY, JUNE 1, 2026, AT
12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER
IS EXTENDED.

- Investors that are Morgan Stanley Wealth Management clients should submit completed and signed Notice of Withdrawal of Tender to their financial advisor.

- Morgan Stanley Wealth Management advisors should submit completed Notice of Withdrawal of Tender documents through case manager by the end of the day on Monday, June 1, 2026, at 12:00 midnight, New York time.

To assure good delivery, please send this Notice of Withdrawal of Tender to your financial advisor if you are a Morgan Stanley Wealth Management investor.

For Direct Investors, fax or mail the completed Notice of Withdrawal of Tender to:

Macquarie Focused Access Fund, LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, Wisconsin 53212

Attn: Tender Offer Administrator

For additional information, call (212) 317-9222

Macquarie FOCUSED ACCESS FUND, LLC

You are responsible for confirming that this Notice of Withdrawal of Tender is received by
UMB Fund Services, Inc. To assure good delivery, please send this page to your Morgan Stanley financial advisor. Directly held investors, please send this page to UMB Fund Services, Inc. If you fail to confirm receipt of this Notice of Withdrawal of Tender, there can be no assurance that your withdrawal will be honored.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Co-Signatory and Title: